Exhibit 10.14
BDF HOLDING CORP.
2014 STOCK OPTION PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
Date: [GRANT DATE] (the “Grant Date”)
Grant to: [NAME] (“Participant”)
the right to purchase from BDF Holding Corp. (the “Company”):
[OPTIONS GRANTED] shares of its Common Stock, par value $0.0001 per share (the “Options”), at an Exercise Price of [$XX.XX] per share.
Except as otherwise set forth herein, the foregoing Options are subject to all of the terms and conditions of the Company’s 2014 Stock Option Plan, as in effect and as amended from time to time in accordance with the provisions thereof (the “Plan”), and defined terms used herein but not otherwise defined in this Award Agreement shall have the meanings assigned thereto in the Plan. Notwithstanding the foregoing, the following provision will apply to the Options in lieu of Section 4.3(b) of the Plan:
The Options will be subject to time vesting only and twenty percent (25%) of the Options shall vest on each anniversary of the Grant Date such that all Options shall be vested as of the fourth (4th) anniversary of the Grant Date, if the Participant is, and has been, continuously employed by or provides services to the Company or any of its Subsidiaries from the Grant Date through each such vesting date.
This Award Agreement may be executed in one or more counterparts, all of which, along with any exhibits hereto, taken together shall constitute one and the same Award Agreement.
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Award Agreement to be executed as of the date first above written.

BDF HOLDING CORP.

By:
Name: Bill Barton
President and CEO
PARTICIPANT
Accepted and Agreed:
___________________________
Name: [NAME]